UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2005

Extra Space Storage Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32269	201076777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 Cottonwood Parkway, Suite 400 Salt Lake City, UT		84121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 801-562-5556

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.

On June 20, 2005, Extra Space Storage Inc. (the “Company”) entered into a definitive agreement (the “Purchase Agreement”) to sell 6,200,000 shares of its common stock (the “Shares”) to certain new and existing institutional investors named in the Purchase Agreement attached hereto as Exhibit 10.1 (the “Subscribers”), pursuant to a private placement at a price of $13.47 per share for aggregate net proceeds of $83,514,000 (the “Private Placement”). The Shares were issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended. Pursuant to the terms of the registration rights agreement, dated June 20, 2005, among the Company and the Subscribers (the “Registration Rights Agreement”), the Company has agreed to cause a registration statement covering the Shares to be filed no later than 90 days after the closing date and to cause the registration statement to be declared effective as soon as possible thereafter, but in any event within 90 days thereafter. If the registration statement is not declared effective within this time period, the Company has agreed to pay the Subscribers liquidated damages as described in the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2.

ITEM 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM 8.01 Other Events.

On June 21, 2005, the Company announced that it entered into the Private Placement with certain new and existing institutional investors. A copy of the press release is attached hereto as Exhibit 99.1

ITEM 9.01 Financial Statements and Exhibits.

10.1	Purchase Agreement.

10.2	Registration Rights Agreement.

99.1	Press release dated June 21, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

By:	/s/ Charles L. Allen
Name:	Charles L. Allen
Title:	Senior Vice President
Senior Legal Counsel

Date: June 21, 2005

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